Exhibit 2.1

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of December 19, 2023 by and among GameSquare Holdings, Inc., a British Columbia corporation (“Parent”), GameSquare Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and FaZe Holdings Inc., a Delaware corporation (the “Company”). Each capitalized term used but not otherwise defined herein shall have the meaning set forth in that certain Agreement and Plan of Merger, dated as of October 19, 2023 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company.

WHEREAS, pursuant to Section 7.06 of the Merger Agreement, the Merger Agreement may be amended by an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; and

WHEREAS, the parties hereto wish to modify the End Date as set forth in the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto intending to be legally bound hereby agree as follows:

1. Section 7.02(a). The reference to “December 31, 2023” in Section 7.02(a) of the Merger Agreement is hereby deleted and replaced with “February 15, 2024”.

2. Full Force and Effect. Except as otherwise expressly set forth in this Amendment, the terms and provisions of the Merger Agreement shall continue unmodified and in full force and effect.

3. Execution; Governing Law. This Amendment may be executed in any number of counterparts, all of which together shall constitute one Amendment. One or more counterparts of this Amendment may be delivered via facsimile or electronic transmission (emailed PDF or DocuSign) and shall have the same effect as an original counterpart hereof. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date first above written.

COMPANY:

FAZE HOLDINGS INC.

By:	/s/ Christoph Pachler
Name:	Christoph Pachler
Title:	Authorized Signatory

PARENT:

GAMESQUARE HOLDINGS, INC.

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	Chief Executive Officer

MERGER SUB:

GAMESQUARE MERGER SUB I, INC.

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]